UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2023

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 9, 2023, Akebia Therapeutics, Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the Company’s non-compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Rule”) as of May 8, 2023, the Company’s securities were subject to delisting unless the Company timely appeals the Staff’s determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to timely request a hearing before the Panel, which request will stay any further action by Nasdaq pending the issuance of the Panel’s decision following the hearing and the expiration of any extension that may be granted by the Panel.

The Company is diligently working to regain compliance with the Rule; however, there can be no assurance that the Panel will grant the Company’s appeal or, if an extension is granted, that the Company will evidence compliance with the Rule within the extension period granted by the Panel. In the event the Company’s securities are delisted from Nasdaq, the Company expects that its securities should be eligible to trade on the over-the-counter OTC Markets platform.

As disclosed by the Company in Current Reports on Form 8-K filed on May 13, 2022 and November 10, 2022, the Company was previously notified by the Staff that it failed to satisfy the Rule and, in accordance with the Nasdaq Listing Rules, was granted two consecutive 180-calendar grace periods, ultimately through May 8, 2023, to evidence compliance with the Rule. The Company did not evidence compliance with the Rule by May 8, 2023, which resulted in the Staff’s issuance of the delisting determination.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding Akebia’s strategy, plans, prospects, expectations, beliefs, intentions and goals are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and include, but are not limited to, statements regarding: the Company’s appeal of the Nasdaq delisting determination, the timing and outcome of any hearing before the Panel, including whether the Panel accepts the Company’s plan to regain compliance and grants the Company additional time to regain compliance with the Rule and whether, even if the Panel grants the Company additional time to regain compliance, the Company will be able to regain compliance with the Rule within any additional period of time granted by the Panel, and the Company’s eligibility to trade on the over-the-counter OTC Markets platform if it ceases to be listed for trading on the Nasdaq Capital Market. The terms “expect,” “intend,” “believe,” “plan,” “goal,” “potential,” “will,” “continue,” derivatives of these words, and similar references are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to, risks associated with: the timing of the Panel’s hearing; whether the Panel accepts the Company’s plan to regain compliance with the Rule and grants the Company additional time to regain compliance; the amount of time, if any, that the Panel extends to the Company to regain compliance with the Rule; whether the Company is able to take the actions necessary to regain compliance with the Rule within any extended period of time granted by the Panel; and other developments affecting the Company. There are no assurances regarding the timing or outcome of our intended appeal or that, even if the Panel grants the Company’s request for a suspension of delisting or continued listing on Nasdaq and grants us an extension of time to regain compliance, we will be able to regain compliance with the Rule within the applicable extension period. Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and other filings that the Company may make with the U.S. Securities and Exchange Commission in the future. These forward-looking statements (except as otherwise noted) speak only as of the date of this Current Report on Form 8-K, and, except as required by law, the Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: May 9, 2023	By:	/s/ John P. Butler
	Name:	John P. Butler
	Title:	President and Chief Executive Officer